UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

KBS STRATEGIC OPPORTUNITY REIT II, INC.

(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
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(4)	Proposed maximum aggregate value of transaction:
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☐      Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
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(4)	Date Filed:

800 Newport Center Drive, Suite 700

Newport Beach, California 92660

Proxy Statement and Notice of Annual Meeting of Stockholders

To Be Held February 28, 2019

SOLICITATION OF PROXIES BY THE BOARD OF DIRECTORS

Dear Stockholder:

On Thursday, February 28, 2019, KBS Strategic Opportunity REIT II, Inc. (“we” or “us”) will hold the annual meeting of stockholders at the offices of KBS, 800 Newport Center Drive, First Floor, Suite 140 Conference Center, Newport Beach, California 92660. The annual meeting will begin at 9 a.m. Pacific. Directions to the annual meeting can be obtained by calling (949) 417-6500.

We are holding the annual meeting of stockholders for the following purposes:

1.	To elect five directors to hold office for one-year terms.

The board of directors recommends a vote FOR each nominee.

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2018.

The board of directors recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2018.

In addition, we will attend to such other business as may properly come before the annual meeting and any adjournment or postponement thereof. The board of directors does not know of any matters that may be voted upon at the annual meeting other than the matters set forth above.

The board of directors has selected December 7, 2018 as the record date for determining stockholders entitled to vote at the annual meeting.

We expect to mail a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials, including our proxy statement and 2017 annual report to stockholders, via the Internet, how to vote online, and how to request a paper copy of our proxy materials, to certain stockholders on or about December 17, 2018. We expect to mail a paper copy of our proxy materials to our other stockholders at the same time.

Whether or not you plan to attend the annual meeting and vote in person, we urge you to have your vote recorded as early as possible. Stockholders have the following three options for submitting their votes by proxy: (1) via the Internet; (2) by telephone; or (3) if you receive a paper copy of our proxy materials, by mail, using the paper proxy card.

YOUR VOTE IS VERY IMPORTANT! Your immediate response will help avoid potential delays and may save us significant additional expenses associated with soliciting stockholder votes.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON FEBRUARY 28, 2019:

Our proxy statement, form of proxy card and 2017 annual report to stockholders are also available at

www.proxyvote.com, and can be accessed by using the 16-digit control number and following the instructions located on the proxy card.

By Order of the Board of Directors

Peter McMillan III Chairman of the Board

Newport Beach, California

December 17, 2018

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Q:	Why did I receive a Notice of Internet Availability of Proxy Materials or a paper copy of the proxy materials?

A:

You owned shares of record of our common stock at the close of business on December 7, 2018, the record date for the annual meeting and, therefore, are entitled to vote at the annual meeting. The board of directors is soliciting your proxy to vote your shares at the 2018 annual meeting of stockholders. Pursuant to the rules adopted by the Securities and Exchange Commission (“SEC”), we may furnish our proxy materials over the Internet to some or all of our stockholders. Accordingly, we mailed a Notice of Internet Availability of Proxy Materials on or about December 17, 2018 to certain stockholders. The Notice of Internet Availability of Proxy Materials summarizes the information you need to know to access our proxy materials via the Internet and vote your shares by proxy or in person at the annual meeting. For all other stockholders, we mailed a paper copy of our proxy materials on or about December 17, 2018. Our proxy statement includes information that we are required to provide to you under the rules of the SEC and is designed to assist you in voting. You do not need to attend the annual meeting in person in order to vote.

Q:	What is a proxy?

A:

A proxy is a person who votes the shares of stock of another person who could not attend a meeting. The term “proxy” also refers to the proxy card or other method of appointing a proxy. When you submit your proxy, you are appointing Keith D. Hall., Peter McMillan III, Jeffrey K. Waldvogel and Stacie K. Yamane, each of whom is one of our executive officers, as your proxies, and you are giving them permission to vote your shares of common stock at the annual meeting. The appointed proxies will vote your shares of common stock as you instruct, unless you submit your proxy without instructions. If you submit your proxy without instructions, they will vote:

(1)	FOR all of the director nominees, and
(2)	FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2018.

With respect to any other proposals to be voted upon, the appointed proxies will vote in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in their discretion. It is important for you to submit your proxy via the Internet or by telephone or return your paper proxy card to us (if you are in receipt of one) as soon as possible, whether or not you plan on attending the annual meeting.

Q:	When is the annual meeting and where will it be held?

A:

The annual meeting will be held on Thursday, February 28, 2019, at 9 a.m. Pacific, at the offices of KBS, 800 Newport Center Drive, First Floor, Suite 140 Conference Center, Newport Beach, California 92660.

Q:	Who is entitled to vote at the annual meeting?

A:

Anyone who is a stockholder of record at the close of business on December 7, 2018, the record date, or holds a valid proxy for the annual meeting, is entitled to vote at the annual meeting. In order to be admitted to the annual meeting, you must present proof of ownership of our stock on the record date. Such proof can consist of: a brokerage statement or letter from a broker indicating ownership on December 7, 2018; a proxy card; a voting instruction form; or a legal proxy provided by your broker or nominee. Any holder of a proxy from a stockholder must present the proxy card, properly executed, and a copy of the proof of ownership.

Note that our advisor, KBS Capital Advisors LLC, which owned 25,785 shares of our Class A common stock as of the record date, has agreed to abstain from voting any shares it owns in any vote for the election of directors.

Q:	Will my vote make a difference?

A:

Yes. Your vote could affect the proposals described in this proxy statement. Moreover, your vote is needed to ensure that the proposals described in this proxy statement can be acted upon. Because we are a widely held company, YOUR VOTE IS VERY IMPORTANT! Your immediate response will help avoid potential delays and may save us significant additional expenses associated with soliciting stockholder votes.

Q:	How many shares of common stock are outstanding?

A:

As of December 7, 2018, there were 30,311,679 shares of our common stock outstanding and entitled to be cast at the annual meeting on any matter. However, as stated above, KBS Capital Advisors LLC has agreed to abstain from voting any of its shares in any vote for the election of directors.

Q:	What constitutes a quorum?

A:

A quorum consists of the presence in person or by proxy of stockholders entitled to cast 50% of all the votes entitled to be cast at the annual meeting on any matter. There must be a quorum present in order for the annual meeting to be a duly held meeting at which business can be conducted. No business may be conducted at the annual meeting if a quorum is not present. If you submit your proxy, even if you abstain from voting, then you will still be considered part of the quorum.

If a quorum is not present at the annual meeting, the chairman of the meeting may adjourn the annual meeting to another date, time or place, not later than 120 days after the original record date of December 7, 2018. Notice need not be given of the new date, time or place if announced at the annual meeting before an adjournment is taken.

Q:	How many votes do I have?

A:	You are entitled to one vote for each share of common stock you held as of the record date.

Q:	What may I vote on?

A:	You may vote on:

(1)	the election of the nominees to serve on the board of directors; and
(2)	the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2018.

In addition, you may vote on such other business as may properly come before the annual meeting and any adjournment or postponement thereof.

Q:	How does the board of directors recommend I vote on the proposals?

A:	The board of directors recommends that you vote:

(1)	FOR each of the nominees for election as director who is named in this proxy statement; and
(2)	FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2018.

Q:	How can I vote?

A:

Stockholders can vote in person at the annual meeting, as described above under “Who is entitled to vote at the annual meeting?”, or by proxy. Stockholders have the following three options for submitting their votes by proxy:

(1)

via the Internet, by accessing the website and following the instructions indicated on the paper proxy card (if you are in receipt of one), or provided in the Notice of Internet Availability of Proxy Materials;

(2)

by telephone, by calling the telephone number and following the instructions indicated on the paper proxy card (if you are in receipt of one), or provided in the Notice of Internet Availability of Proxy Materials; or

(3)	by mail, by completing, signing, dating and returning the paper proxy card you should have received with the paper copy of our proxy materials.

For those stockholders with Internet access, we encourage you to vote by proxy via the Internet, since it is quick, convenient and provides a cost savings to us. When you vote by proxy via the Internet or by telephone prior to the annual meeting date, your vote is recorded immediately and there is no risk that postal delays will cause your vote to arrive late and, therefore, not be counted. For further instructions on voting, see the Notice of Internet Availability of Proxy Materials or the paper proxy card (if you are in receipt of one).

If you elect to attend the annual meeting, you can submit your vote in person as described above under “Who is entitled to vote at the annual meeting?”, and any previous votes that you submitted, whether by Internet, telephone or mail, will be superseded.

Q:	What if I submit my proxy and then change my mind?

A:	You have the right to revoke your proxy at any time before the annual meeting by:

(1)	notifying Mr. Waldvogel, our Secretary;
(2)	attending the annual meeting and voting in person as described above under “Who is entitled to vote at the annual meeting?”;
(3)	if you received and returned a paper proxy card, returning another proxy card dated after your first proxy card, if we receive it before the annual meeting date; or
(4)	recasting your proxy vote via the Internet or by telephone.

Only the most recent proxy vote will be counted and all others will be discarded regardless of the method of voting. If a broker or other nominee holds your stock on your behalf, you must contact your broker, bank or other nominee to change your vote.

Q:	What are the voting requirements to elect the board of directors?

A:

With regard to the election of directors, you may vote “FOR ALL” of the nominees, you may withhold your vote for all of the nominees by voting “WITHHOLD ALL,” or you may vote for all of the nominees except for certain nominees by voting “FOR ALL EXCEPT” and listing the corresponding number of the nominee(s) for whom you want your vote withheld in the space provided on the proxy card. Under our charter, a majority of the shares entitled to vote and present in person or by proxy at an annual meeting at which a quorum is present is required for the election of the directors. This means that, of the shares entitled to vote and present in person or by proxy at an annual meeting, a director nominee needs to receive affirmative votes from a majority of such shares in order to be elected to the board of directors. Because of this majority vote requirement, “withhold” votes will have the effect of a vote against each nominee for director. Broker non-votes (discussed below), since they are not entitled to vote, will have no effect on the determination of this proposal. If an incumbent director nominee fails to receive the required number of votes for re-election, then under Maryland law, he will continue to serve as a “holdover” director until his successor is duly elected and qualified. If you submit a proxy card with no further instructions, your shares will be voted FOR each of the nominees.

Q:	What are the voting requirements for the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2018?

A:

With regard to the proposal relating to the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2018, you may vote “FOR” or “AGAINST” the proposal, or you may “ABSTAIN” from voting on the proposal. Under our bylaws, a majority of the votes cast at an annual meeting at which a quorum is present is required for the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2018. Abstentions will not count as votes actually cast with respect to determining if a majority vote is obtained under our bylaws and will have no effect on the determination of this proposal. If you submit a proxy card with no further instructions, your shares will be voted FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2018.

Q:	What is a “broker non-vote”?

A:

A “broker non-vote” occurs when a broker holding stock on behalf of a beneficial owner submits a proxy but does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that particular proposal and has not received instructions from the beneficial owner. There is one proposal for our stockholders’ consideration at the annual meeting on which brokers do not have discretionary voting power, which is the election of directors. Thus, beneficial owners of shares held in broker accounts are advised that, if they do not timely provide instructions to their broker, their shares will not be voted in connection with the election of directors at the annual meeting. However, even without such instructions, the shares of beneficial owners will be treated as present for the purpose of establishing a quorum if the broker votes such shares on the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2018, which proposal is a routine matter with respect to which brokers have discretionary authority to vote.

Q:	How will voting on any other business be conducted?

A:

Although we do not know of any business to be considered at the annual meeting other than the election of directors and the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2018, if any other business is properly presented at the annual meeting, your submitted proxy gives authority to Messrs. Hall, McMillan and Waldvogel and Ms. Yamane, and each of them, to vote on such matters in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in their discretion.

Q:	When are the director nominations and stockholder proposals for the next annual meeting of stockholders due?

A:

Stockholders interested in nominating a person as a director or presenting any other business for consideration at the 2019 annual meeting of stockholders may do so by following the procedures prescribed in Section 2.12 of our bylaws and in the SEC’s Rule 14a-8. To be eligible for presentation to and action by our stockholders at the 2019 annual meeting, director nominations and other stockholder proposals must be received by Mr. Waldvogel, our Secretary, no later than September 18, 2020. To also be eligible for inclusion in our proxy statement for the 2019 annual meeting, director nominations and other stockholder proposals must be received by Mr. Waldvogel by August 19, 2020.

Q:	How are proxies being solicited?

A:

In addition to mailing proxy solicitation materials, including the Notice of Internet Availability of Proxy Materials, our directors and employees of our advisor or its affiliates may also solicit proxies in person, via the Internet, by telephone or by any other electronic means of communication we deem appropriate. Additionally, we have retained Broadridge Financial Solutions, Inc. (“Broadridge”), a proxy solicitation firm, to assist us in the proxy solicitation process. If you need any assistance, or have any questions regarding the proposals or how to cast your vote, you may contact Broadridge at (844) 858-7384.

We will pay all of the costs of soliciting these proxies, including the cost of Broadridge’s services. We anticipate that, for Broadridge’s solicitation services, we will pay approximately $7,500, plus reimbursement of Broadridge’s out-of-pocket expenses. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to you. Our directors and employees of our advisor or its affiliates will not be paid any additional compensation for soliciting proxies.

Q.	What should I do if I receive more than one set of voting materials for the annual meeting?

A.

You may receive more than one set of voting materials for the annual meeting, including multiple copies of this proxy statement and multiple proxy cards or voting instruction forms. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction form for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card and voting instruction form. For each and every proxy card and voting instruction form that you receive, please authorize a proxy as soon as possible using one of the following methods:

(1)

via the Internet, by accessing the website and following the instructions indicated on the paper proxy card (if you are in receipt of one), or provided in the Notice of Internet Availability of Proxy Materials;

(2)

by telephone, by calling the telephone number and following the instructions indicated on the paper proxy card (if you are in receipt of one), or provided in the Notice of Internet Availability of Proxy Materials; or

(3)	by mail, by completing, signing, dating and returning the paper proxy card you should have received with the paper copy of our proxy materials.

Q.	What should I do if only one set of voting materials for the annual meeting is sent and there are multiple stockholders in my household?

A.

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this proxy statement may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of this proxy statement to you if you contact us at (949) 417-6500.

Q.	How can I find out the results of the voting at the annual meeting?

A.

We will file a Current Report on Form 8-K within four business days after the annual meeting to announce voting results. If final voting results are unavailable at that time, we will file an amended Current Report on Form 8-K within four business days of the day the final results are available.

Q.	Who can help answer my questions?

A.

If you have any questions about the annual meeting, the election of directors or the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm, how to submit your proxy, or if you need additional copies of this proxy statement or the paper proxy card or voting instructions, you should contact us or Broadridge.

KBS Strategic Opportunity REIT II, Inc. 800 Newport Center Drive, Suite 700 Newport Beach, California (949) 417-6500 Attn: Client Services	Broadridge Financial Solutions, Inc. (844) 858-7384

Q:	Where can I find more information?

A:

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file with the SEC on the website maintained by the SEC at www.sec.gov. Our SEC filings are also available to the public at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, DC 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at (800) SEC-0330 for further information regarding the public reference facilities.

CERTAIN INFORMATION ABOUT MANAGEMENT

The Board of Directors

We operate under the direction of the board of directors. The board of directors oversees our operations and makes all major decisions concerning our business. We currently have five directors, two of whom are our sponsors, Messrs. Hall and McMillan, and three of whom are independent. All of our directors have been nominated for re-election at the annual meeting.

During 2017, the board of directors held ten meetings, including one joint meeting with the conflicts committee, acted by unanimous consent on three occasions, including one joint unanimous consent with the conflicts committee. For biographical information regarding our directors nominated for re-election, see “ – Executive Officers and Directors” below.

There are currently three committees of the board of directors, each of which is composed entirely of independent directors: the audit committee, the conflicts committee and a Special Committee (defined below). Information regarding each of these committees is set forth below.

Board Leadership Structure

Since our inception in 2013, we have operated under a board leadership structure with separate roles for our Chairman of the Board and our Chief Executive Officer. The board of directors is led by Mr. McMillan, who has served as Chairman of the Board since 2013. Mr. McMillan, as the Chairman of the Board, is responsible for presiding over the meetings of the board of directors and the annual meetings of stockholders, generally setting the agendas for board meetings (subject to the requests of other directors) and providing information to the other directors in advance of meetings and between meetings. Mr. Hall, as our Chief Executive Officer, is responsible for the general management of the business, financial affairs and day-to-day operations of our company. We believe it is beneficial to have a Chairman of the Board whose focus is to lead the board and facilitate communication among directors and management. We believe this structure, of not combining the roles of the Chairman of the Board and the Chief Executive Officer, is the best governance model for our company and our stockholders. We do not currently have a policy requiring the appointment of a lead independent director as all of our independent directors are actively involved in board meetings.

The Role of the Board of Directors in our Risk Oversight Process

Our executive officers and our advisor are responsible for the day-to-day management of risks we face, while the board of directors, as a whole and through its committees, has responsibility for the oversight of risk management. No less than quarterly, the entire board of directors reviews information regarding our liquidity, credit, operations, regulatory compliance and compliance with covenants in our material agreements, as well as the risks associated with each. In addition, each year the board of directors reviews significant variances between our current portfolio business plan and our original underwriting analysis and each quarter the directors review significant variances between our current results and our projections from the prior quarter, review all significant changes to our projections for future periods and discuss risks related to our portfolio. The audit committee oversees risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements. The conflicts committee manages risks associated with the independence of the independent directors and potential conflicts of interest involving our advisor and its affiliates. Although each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire board of directors is regularly informed through committee reports about such risks as well as through regular reports directly from the executive officers responsible for oversight of particular risks to us.

Director Independence

A majority of our board of directors, Messrs, Degryse, Joliet and Yee, meet the independence criteria as specified in our charter, as set forth on Appendix A attached hereto. In addition, and although our shares are not listed for trading on any national securities exchange, a majority of the directors, and all of the members of the audit committee, the conflicts committee, and the Special Committee are “independent” as defined by the New York Stock

Exchange. The New York Stock Exchange standards provide that to qualify as an independent director, in addition to satisfying certain bright-line criteria, the board of directors must affirmatively determine that a director has no material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us). The board of directors has affirmatively determined that Laurent Degryse, John P. Joliet, and Kenneth G. Yee each satisfies the New York Stock Exchange independence standards. Kenneth G. Yee also serves as independent directors of KBS Strategic Opportunity REIT, Inc. None of these directors has ever served as (or is related to) an employee of ours or any of our predecessors or acquired companies (if applicable) or received or earned any compensation from us or any such entities except for compensation directly related to service as a director of us. Therefore, we believe that all of these directors are independent directors.

The Audit Committee

General

The audit committee’s function is to assist the board of directors in fulfilling its responsibilities by overseeing (i) our accounting and financial reporting processes, (ii) the integrity of our financial statements, (iii) our compliance with legal and regulatory requirements, (iv) our independent registered public accounting firm’s qualifications, performance and independence, and (v) the performance of our internal audit function. The audit committee fulfills these responsibilities primarily by carrying out the activities enumerated in the audit committee charter. The audit committee approved the audit committee charter in June 2014. The audit committee charter is available on our website at www.kbssorii.com.

During the year ended December 31, 2017, the members of the audit committee were Kenneth G. Yee (Chairman, effective May 2017), Laurent Degryse, John P. Joliet, Michael L. Meyer (Chairman, through April 2017) and William M. Petak. Mr. Yee was appointed to the audit committee upon his appointment to the board of directors in April 2017, and became Chairman in May 2017. Mr. Joliet was appointed to the Audit Committee upon his appointment to the board of directors in August 2017. Mr. Meyer resigned as Chairman of the Audit Committee in May 2017 and ceased his service as a director following the 2017 annual meeting in July. Mr. Petak resigned from the board of directors in August 2017. All of the members of the audit committee are “independent” as defined by the New York Stock Exchange. All members of the audit committee have significant financial and/or accounting experience, and the board of directors has determined that Messrs. Degryse, Joliet and Yee satisfy the SEC’s requirements for an “audit committee financial expert.” During 2017, the audit committee held five meetings and acted by unanimous consent on one occasion.

Independent Registered Public Accounting Firm

During the year ended December 31, 2017, Ernst & Young LLP served as our independent registered public accounting firm and provided certain tax and other services. Ernst & Young LLP has served as our independent registered public accounting firm since our formation. We expect that Ernst & Young LLP representatives will be present at the annual meeting and they will have the opportunity to make a statement if they desire to do so. In addition, we expect that the Ernst & Young LLP representatives will be available to respond to appropriate questions posed by stockholders. The audit committee has appointed Ernst & Young LLP as our independent registered public accounting firm to audit our financial statements for the year ending December 31, 2018. The audit committee may, however, select a new independent registered public accounting firm at any time in the future in its discretion if it deems such decision to be in our best interest. Any such decision would be disclosed to our stockholders in accordance with applicable securities laws.

Pre-Approval Policies

In order to ensure that the provision of such services does not impair the independent registered public accounting firm’s independence, the audit committee charter imposes a duty on the audit committee to pre-approve all auditing services performed for us by our independent registered public accounting firm, as well as all permitted non-audit services. In determining whether or not to pre-approve services, the audit committee considers whether the service is a permissible service under the rules and regulations promulgated by the SEC. The audit committee may, in its discretion, delegate to one or more of its members the authority to pre-approve any audit or non-audit services to be performed by our independent registered public accounting firm, provided any such approval is presented to and approved by the full audit committee at its next scheduled meeting.

For the years ended December 31, 2017 and 2016, all services rendered by Ernst & Young LLP were pre-approved in accordance with the policies and procedures described above.

Principal Independent Registered Public Accounting Firm Fees

The audit committee reviewed the audit and non-audit services performed by Ernst & Young LLP, as well as the fees charged by Ernst & Young LLP for such services. In its review of the non-audit service fees, the audit committee considered whether the provision of such services is compatible with maintaining the independence of Ernst & Young LLP. The aggregate fees billed to us for professional accounting services, including the audit of our annual financial statements by Ernst & Young LLP for the years ended December 31, 2017 and 2016, are set forth in the table below.

	2017	2016
Audit fees	$605,000	$470,000
Audit-related fees	0	0
Tax fees	205,621	175,753
All other fees	285	285

Total	$808,406	$646,038

For purposes of the preceding table, Ernst & Young LLP’s professional fees are classified as follows:

●

Audit fees – These are fees for professional services performed for the audit of our annual financial statements and the required review of quarterly financial statements and other procedures performed by Ernst & Young LLP in order for them to be able to form an opinion on our consolidated financial statements. These fees also cover services that are normally provided by independent auditors in connection with statutory and regulatory filings or engagements.

●

Audit-related fees – These are fees for assurance and related services that traditionally are performed by independent auditors that are reasonably related to the performance of the audit or review of our financial statements, such as due diligence related to acquisitions and dispositions, attestation services that are not required by statute or regulation, internal control reviews and consultation concerning financial accounting and reporting standards.

●

Tax fees – These are fees for all professional services performed by professional staff in our independent auditor’s tax division, except those services related to the audit of our financial statements. These include fees for tax compliance, tax planning and tax advice, including federal, state and local issues. Services may also include assistance with tax audits and appeals before the U.S. Internal Revenue Service (the “IRS”) and similar state and local agencies, as well as federal, state and local tax issues related to due diligence.

●	All other fees – These are fees for any services not included in the above-described categories.

Report of the Audit Committee

The function of the audit committee is oversight of the financial reporting process on behalf of the board of directors. Management has responsibility for the financial reporting process, including the system of internal control over financial reporting, and for the preparation, presentation and integrity of our financial statements. In addition, our independent registered public accounting firm devotes more time and has access to more information than does the audit committee. Membership on the audit committee does not call for the professional training and technical skills generally associated with career professionals in the field of accounting and auditing. Accordingly, in fulfilling their responsibilities, it is recognized that members of the audit committee are not, and do not represent themselves to be, performing the functions of auditors or accountants.

In this context, the audit committee reviewed and discussed the 2017 audited financial statements with management, including a discussion of the quality and acceptability of our financial reporting, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The audit committee discussed with Ernst & Young LLP, which is responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles (“GAAP”), the matters required to be discussed by AS 1301, “Communications with Audit Committees,” as adopted by the Public Company Accounting Oversight Board. The audit committee received from Ernst & Young LLP the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP’s communications with the audit committee concerning independence, and discussed with Ernst & Young LLP their independence from us. In addition, the audit committee considered whether Ernst & Young LLP’s provision of non-audit services is compatible with Ernst & Young LLP’s independence.

Based on these reviews and discussions, the audit committee recommended to the board of directors that the 2017 audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2017 for filing with the SEC.

December 6, 2018	The Audit Committee of the Board of Directors:
Laurent Degryse, John P. Joliet and Kenneth G. Yee (Chairman)

The foregoing Report of the Audit Committee shall not be deemed to be “soliciting material” or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under the Exchange Act.

The Conflicts Committee

General

The members of the conflicts committee during the year ended December 31, 2017 were William M. Petak (Chairman, through August 2017), Laurent Degryse (Chairman, effective August 2017), John P. Joliet, Kenneth G. Yee, and Michael L. Meyer. Messrs. Yee and Joliet joined the conflicts committee upon their respective appointments to our board of directors in April 2017 and August 2017, respectively. Mr. Meyer ceased his service as a director following the 2017 annual meeting and Mr. Petak resigned from the board of directors in August 2017. All of the members of the conflicts committee are independent directors. Our charter empowers the conflicts committee to act on any matter permitted under Maryland law if the matter at issue is such that the exercise of independent judgment by directors who are affiliates of our advisor could reasonably be compromised. Among the duties of the conflicts committee are the following:

●	reviewing and reporting on our policies (see “ – Report of the Conflicts Committee – Review of Our Policies” below);
●	approving transactions with affiliates and reporting on their fairness to us (see “ – Report of the Conflicts Committee – Certain Transactions with Related Persons” below);
●	supervising and evaluating the performance and compensation of our advisor;
●	reviewing our expenses and determining that they are reasonable and within the limits prescribed by our charter;
●	approving borrowings in excess of the total liabilities limit set forth in our charter; and
●	discharging the board of directors’ responsibilities relating to compensation.

The primary responsibilities of the conflicts committee are enumerated in our charter. The conflicts committee does not have a separate committee charter. During 2017, the conflicts committee held eight meetings, including one joint meeting with the entire board of directors.

Oversight of Executive Compensation

As noted above, the conflicts committee discharges the board of directors’ responsibilities relating to the compensation of our executives. However, we do not have any paid employees and our executive officers do not receive any compensation directly from us. Our executive officers are officers and/or employees of, or hold an indirect ownership interest in, our advisor and/or its affiliates, and our executive officers are compensated by these entities, in part, for their services to us or our subsidiaries. See “– Report of the Conflicts Committee – Certain Transactions with Related Persons” for a discussion of the fees paid to our advisor and its affiliates.

Report of the Conflicts Committee

Review of Our Policies

The conflicts committee has reviewed our policies and determined that they are in the best interest of our stockholders. Set forth below is a discussion of the basis for that determination.

Offering Policy. We conducted an initial primary public offering from August 12, 2014 through July 31, 2018. We are continuing to offer shares of our common stock pursuant to our dividend reinvestment plan offering at a purchase price equal to our estimated net asset value per share. We may continue to offer shares under the dividend reinvestment plan until we have sold an aggregate of 76,366,006 shares of our Class A and Class T common stock through the reinvestment of distributions. In some states, we will need to renew the registration statement annually or file a new registration statement to continue our dividend reinvestment plan offering. We may terminate our dividend reinvestment plan offering at any time.

For the year ended December 31, 2017, the costs of raising capital in our primary initial public offering and our dividend reinvestment plan offering represented 8% of the capital raised.

Acquisition and Investment Policies. We have invested a significant amount of the net proceeds of our now-terminated primary initial public offering and do not anticipate making additional real estate acquisitions. As of October 31, 2018, we had invested in two hotel properties, four office properties, one apartment building, an investment in an unconsolidated entity and an investment in real estate equity securities. Additionally, as of October 31, 2018, we had entered into a joint venture to develop one retail property.

Borrowing Policies. In order to execute our investment strategy, we have utilized secured debt and we may, to the extent available, utilize unsecured debt, to finance a portion of our investment portfolio. Management remains vigilant in monitoring the risks inherent with the use of debt in our portfolio and is taking actions to ensure that these risks, including refinancing and interest risks, are properly balanced with the benefit of using leverage. We expect our debt financing will be 60% or less of the cost of our tangible assets (before deducting depreciation or other non-cash reserves). There is no limitation on the amount we may borrow for any single investment. Our charter limits our total liabilities such that our total liabilities may not exceed 75% of the cost of our tangible assets (before deducting depreciation or other non-cash reserves); however, we may exceed that limit if a majority of the conflicts committee approves each borrowing in excess of our charter limitation and we disclose such borrowing to our common stockholders in our next quarterly report with an explanation from the conflicts committee of the justification for the excess borrowing.

We do not intend to exceed this leverage limit. Careful use of debt will help us to achieve our diversification goals because we will have more funds available for investment. However, high levels of debt could cause us to incur higher interest charges and higher debt service payments, which would decrease the amount of cash available for distribution to our stockholders, and could also be accompanied by restrictive covenants. High levels of debt could also increase the risk of being unable to refinance when loans become due, or of being unable to refinance on favorable terms, and the risk of loss with respect to assets pledged as collateral for loans.

Except with respect to the borrowing limits contained in our charter, we may reevaluate and change our debt policy in the future without a stockholder vote. Factors that we would consider when reevaluating or changing our debt policy include: then-current economic conditions, the relative cost and availability of debt and equity capital, any investment opportunities, the ability of our investments to generate sufficient cash flow to cover debt service requirements and other similar factors. Further, we may increase or decrease our ratio of debt to book value in connection with any change of our borrowing policies.

As of October 31, 2018, our borrowings and other liabilities were approximately 59% of the cost (before deducting depreciation and other noncash reserves) and book value (before deducting depreciation) of our tangible assets.

Disposition Policies. The period that we will hold our investments in real estate-related loans, opportunistic real estate, real estate-related debt securities and other real estate-related investments will vary depending on the type of asset, interest rates and other factors. Our advisor develops a well-defined exit strategy for each investment we make and continually performs a hold-sell analysis on each asset in order to determine the optimal time to hold the asset and generate a strong return for our stockholders. Economic and market conditions may influence us to hold our investments for different periods of time. We may sell an asset before the end of the expected holding period if we believe that market conditions have maximized its value to us or the sale of the asset would otherwise be in the best interests of our stockholders.

We did not dispose of any real estate assets during the year ended December 31, 2017.

Policy Regarding Working Capital Reserves. We establish an annual budget for capital requirements and working capital reserves each year that we update periodically during the year. We may set aside proceeds from our primary initial public offering for working capital purposes. We may also use proceeds from our dividend reinvestment plan offering, debt proceeds and cash flow from operations to meet our needs for working capital and to build a moderate level of cash reserves. In addition, contractual obligations may require us to maintain a minimum working capital reserve related to our properties.

Policies Regarding Operating Expenses. Under our charter, we are required to limit our total operating expenses to the greater of 2% of our average invested assets or 25% of our net income for the four most recently completed fiscal quarters, as these terms are defined in our charter, unless the conflicts committee has determined that such excess expenses were justified based on unusual and non-recurring factors. For the four consecutive quarters ended December 31, 2017, total operating expenses represented approximately 1.5% and 53% of average invested assets and our net income, respectively.

Our Policy Regarding Transactions with Related Persons

Our charter requires the conflicts committee to review and approve all transactions between us and our advisor, and any of our officers or directors or any of their affiliates. Prior to entering into a transaction with a related party, a majority of the conflicts committee must conclude that the transaction is fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties. In addition, our Code of Conduct and Ethics lists examples of types of transactions with related parties that would create prohibited conflicts of interest and requires our officers and directors to be conscientious of actual and potential conflicts of interest with respect to our interests and to seek to avoid such conflicts or handle such conflicts in an ethical manner at all times consistent with applicable law. Our executive officers and directors are required to report potential and actual conflicts to the Compliance Officer, currently our advisor’s Chief Audit Executive, via the Ethics Hotline, or directly to the audit committee chair, as appropriate.

Certain Transactions with Related Persons

The conflicts committee has reviewed the material transactions between our affiliates and us since the beginning of 2016 as well as any such currently proposed material transactions. Set forth below is a description of such transactions and the conflicts committee’s report on their fairness.

As described further below, we have entered into agreements with certain affiliates pursuant to which they provide services to us. Messrs. McMillan and Hall and Charles J. Schreiber, Jr. and Peter M. Bren, control and indirectly own KBS Holdings LLC, our sponsor. KBS Holdings is the sole owner of our advisor and the entity that acted as the dealer manager of our public offering, KBS Capital Markets Group LLC (the “Dealer Manager”). Messrs. Mc Millan and Hall are also our executive officers. Our advisor has three managers: an entity owned and controlled by Mr. Bren; an entity owned and controlled by Messrs. Hall and McMillan; and an entity owned and controlled by Mr. Schreiber.

Our Relationship with KBS Capital Advisors. Our advisor provides day-to-day management of our business. Among the services provided by our advisor under the terms of the advisory agreement are the following:

●	finding, presenting and recommending to us real estate investment opportunities consistent with our investment policies and objectives;
●	structuring the terms and conditions of our investments, sales and joint ventures;
●	acquiring properties and other investments on our behalf in compliance with our investment objectives and policies;
●	sourcing and structuring our loan originations and acquisitions;
●	arranging for financing and refinancing of our properties and our other investments;
●	entering into leases and service contracts for our properties;
●	supervising and evaluating each property manager’s performance;
●	reviewing and analyzing the properties’ operating and capital budgets;
●	assisting us in obtaining insurance;
●	generating an annual budget for us;
●	reviewing and analyzing financial information for each of our assets and our overall portfolio;
●

formulating and overseeing the implementation of strategies for the administration, promotion, management, operation, maintenance, improvement, financing and refinancing, marketing, leasing and disposition of our properties and other investments;

●	performing investor-relations services;
●	maintaining our accounting and other records and assisting us in filing all reports required to be filed with the SEC, the IRS and other regulatory agencies;
●	engaging in and supervising the performance of our agents, including our registrar and transfer agent; and
●	performing any other services reasonably requested by us.

Our advisor is subject to the supervision of the board of directors and only has such authority as we may delegate to it as our agent. We initially entered our advisory agreement with our advisor on July 3, 2013 in connection with our private offering and the agreement has been amended and restated at various times thereafter. Our current advisory agreement has a one-year term expiring August 12, 2019, subject to an unlimited number of successive one-year renewals upon the mutual consent of the parties. For the year ended December 31, 2016 and from January 1, 2017 through the most recent date practicable, which was October 31, 2018, we compensated our advisor as set forth below.

Our advisor or its affiliates have paid our organization and other offering expenses (other than selling commissions, dealer manager fees and the stockholder servicing fee with respect to Class T shares sold in our primary initial public offering) related to our primary initial public offering in excess of 1.0% of gross proceeds from our primary initial public offering.

From January 1, 2016 through December 31, 2016, our advisor incurred approximately $0.9 million of organization and offering expenses related to our initial public offering on our behalf and from January 1, 2017 through October 31, 2018, our advisor incurred approximately $1.3 million of organization and offering expenses related to our initial public offering on our behalf. As of October 31, 2018, as a result of the limit on organization and offering expenses described above, our advisor and its affiliates paid $4.0 million of organization and offering expenses related to our initial public offering on our behalf.

In addition, through October 31, 2018, our advisor had incurred $0.1 million in organization and offering costs on our behalf in connection with a proposed follow-on offering we filed with the SEC on August 10, 2017. We do not intend to pursue the follow-on offering and therefore these expenses remain the responsibility of our advisor as they are subject to the 1.0% limitation described above.

We incur acquisition and origination fees payable to our advisor equal to a percentage of the cost of investments acquired or originated by us, or the amount to be funded by us to acquire or originate loans, including acquisition and origination expenses and any debt attributable to such investments plus significant capital expenditures related to the development, construction or improvement of the investment budgeted as of the date of acquisition. Acquisition and origination fees relate to services provided in connection with the selection and acquisition or origination of real estate investments. For investments acquired or originated with proceeds raised in our initial public offering on or prior to February 16, 2016, this percentage is 1.5%. For investments acquired or originated with proceeds raised in our initial public offering after February 16, 2016, this percentage is 2.6%. Acquisition and origination fees from January 1, 2016 through December 31, 2016 totaled approximately $5.0 million. Acquisition and origination fees from January 1, 2017 through October 31, 2018 totaled approximately $5.2 million, of which $146,000 was outstanding as of October 31, 2018.

In addition to acquisition and origination fees, we reimburse our advisor for customary acquisition and origination expenses, whether or not we ultimately acquire the asset. From January 1, 2016 through December 31, 2016 and from January 1, 2017 through October 31, 2018, our advisor and its affiliates did not incur any such costs on our behalf.

For asset management services, we pay our advisor a monthly fee equal to the lesser of one-twelfth of (i) 1.0% of the cost of our investments and (ii) 2.0% of the sum of the cost of our investments, less any debt secured by or attributable to the investments. The cost of the real property investments is calculated as the amount paid or allocated to acquire the real property, including the cost of any subsequent development, construction or improvements to the property and including fees and expenses related thereto (but excluding acquisition fees paid or payable to our advisor). The cost of the loans and any investments other than real property is calculated as the lesser of (x) the amount actually paid or allocated to acquire or fund the loan or other investment, including fees and expenses related thereto (but excluding acquisition fees paid or payable to our advisor), and (y) the outstanding principal amount of such loan or other investment, including fees and expenses related to the acquisition or funding of such investment (but excluding acquisition fees paid or payable to our advisor), as of the time of calculation. In the case of investments made through joint ventures, the asset management fee is determined based on our proportionate share of the underlying investment. From January 1, 2016 through December 31, 2016, our asset management fees totaled $1.4 million. From January 1, 2017 through October 31, 2018, our asset management fees totaled $6.1 million, of which $22,000 was outstanding as of October 31, 2018.

Under the advisory agreement our advisor and its affiliates have the right to seek reimbursement from us for all costs and expenses they incur in connection with their provision of services to us, including our allocable share of our advisor’s overhead, such as rent, employee costs, utilities, accounting software and cybersecurity costs. Our advisor may seek reimbursement for employee costs under the advisory agreement. At this time, our advisor only expects to seek reimbursement for our allocable portion of the salaries, benefits and overhead of internal audit department personnel providing services to us. In the future, if our advisor seeks reimbursement for additional employee costs, such costs may include our proportionate share of the salaries of persons involved in the preparation of documents to meet SEC reporting requirements. We do not reimburse our advisor or its affiliates for employee costs in connection with services for which our advisor earns acquisition or origination fees or disposition fees (other than reimbursement of travel and communication expenses) or for the salaries and benefits our advisor or its affiliates may pay to our executive officers. From January 1, 2016 through December 31, 2016, we had reimbursed our advisor for $0.4 million of operating expenses, including $0.4 million of employee costs. From January 1, 2017 through October 31, 2018, we had reimbursed our advisor for $0.7 million of operating expenses, including $0.6 million of employee costs. As of October 31, 2018, we had $0.1 million of operating expenses outstanding, including $73,000 of employee costs.

The conflicts committee considers our relationship with our advisor during 2016 and 2017 to be fair. The conflicts committee believes that the amounts paid or payable to our advisor under the advisory agreement are similar to those paid by other publicly offered, unlisted, externally advised REITs and that this compensation is necessary in order for our advisor to provide the desired level of services to us and our stockholders.

Our Relationship with KBS Capital Markets Group. We entered a dealer manager agreement with our dealer manager on August 12, 2014 in connection with the launch of our initial public offering which agreement was amended and restated on February 17, 2016. Pursuant to our dealer manager agreement, through February 16, 2017, our dealer manager was entitled to receive selling commissions of up to 6.5% and dealer manager fees of up to 3.0% of the purchase price for shares of our common stock sold in our primary offering. Effective February 17, 2016, our dealer manager was entitled to receive selling commissions of up to 6.5% of the purchase price for Class A shares of our common stock sold in the primary offering and up to 3.0% of the purchase price of our Class T shares of common stock sold in the primary offering, as well as a dealer manager fee of up to 2.0% of the purchase price of each class of shares of our common stock sold in the primary offering. All or a portion of the selling commissions are not charged with regard to shares sold to certain categories of purchasers. A reduced dealer manager fee was payable with respect to certain volume discount sales. The dealer manager reallowed 100% of selling commissions to broker-dealers participating in our initial public offering. From its dealer manager fee, our dealer manager generally reallowed to any participating broker-dealer up to 1.0% of the gross offering proceeds attributable to that participating broker-dealer as a marketing fee (in select cases, up to 1.5% of the gross primary offering proceeds).

From January 1, 2016 through December 31, 2016, we incurred selling commissions of $3.7 million of which 100% was reallowed to participating broker-dealers. From January 1, 2017 through October 31, 2018, we incurred selling commissions of $3.0 million of which 100% was reallowed to participating broker dealers. From January 1, 2016 through December 31, 2016, we incurred dealer manager fees of $2.0 million, of which $1.1 million was reallowed by our dealer manager to participating broker-dealers. From January 1, 2017 through October 31, 2018, we incurred dealer manager fees of $1.7 million, of which $0.9 million was reallowed by our dealer manager to participating broker-dealers.

In addition, our dealer manager received an annual stockholder servicing fee of 1.0% of the purchase price per share (ignoring any discounts that may be available to certain categories of purchasers) of Class T common stock sold in our primary initial public offering solely to the extent there was a broker-dealer of record with respect to such Class T share that had entered into a currently effective selected dealer agreement or servicing agreement that provided for the payment to such broker-dealer of the stockholder servicing fee with respect to such Class T share, and such broker-dealer of record was in compliance with the applicable terms of such selected dealer agreement or servicing agreement related to such payment. To the extent payable, the stockholder servicing fee accrued daily and was paid monthly in arrears, and our dealer manager reallowed 100% of the stockholder servicing fee to such broker-dealer of record for services provided to Class T stockholders after the initial sale of the Class T share. No stockholder servicing fee was paid with respect to Class T shares purchased through our dividend reinvestment plan offering or issued pursuant to a stock dividend. Pursuant to the terms of the Class T shares as set forth in the Articles Supplementary and Multiple Class Plan, we ceased accruing for stockholder servicing fees after July 31, 2018.

From January 1, 2016 through December 31, 2016, we had accrued approximately $0.5 million in stockholder servicing fees with respect to all Class T shares sold in the primary portion of our initial public offering. From January 1, 2017 through October 31, 2018, we had accrued approximately $1.2 million in stockholder servicing fees with respect to all Class T shares sold in the primary portion of our initial public offering as of October 31, 2018.

In addition to selling commissions, dealer manager fees and the stockholder servicing fee, and subject to the limitations on organization and offering expenses described above, we were also obligated to reimburse our dealer manager and its affiliates for certain offering-related expenses that they incurred on our behalf. These expenses included, among others, the cost of bona fide training and education meetings held by us (primarily the travel, meal and lodging costs of registered representatives of broker-dealers) attendance and sponsorship fees payable to participating broker-dealers hosting retail seminars and travel, meal and lodging costs for registered persons associated with our dealer manager and officers and employees of our affiliates to attend retail seminars conducted by broker-dealers, legal fees of our dealer manager, and promotional items. We reimbursed our dealer manager for such underwriting compensation incurred in connection with our initial public offering as discussed in the prospectus for our initial public offering. We also directly paid or reimbursed our dealer manager for bona fide invoiced due diligence expenses of broker-dealers. From January 1, 2016 through December 31, 2016, our dealer manager had incurred $2.2 million of expenses outstanding related to the public offering. From January 1, 2017 through October 31, 2018, our dealer manager had incurred $1.2 million of expenses outstanding related to the public offering.

The conflicts committee believes that these arrangements with our dealer manager are fair. The compensation payable to our dealer manager reflects our belief that such selling commissions, dealer manager fees and stockholder servicing fees will maximize the likelihood that we will be able to achieve our goal of acquiring a large, diversified portfolio of real estate and real estate-related investments.

Our Relationship with other KBS-Affiliated Entities. On January 6, 2014, we, together with KBS Real Estate Investment Trust, Inc. (“KBS REIT I”), KBS Real Estate Investment Trust II, Inc. (“KBS REIT II”), KBS Real Estate Investment Trust III, Inc. (“KBS REIT III”) KBS Strategic Opportunity REIT, Inc. (“KBS Strategic Opportunity REIT”), KBS Legacy Partners Apartment REIT, Inc. (“KBS Legacy Partners Apartment REIT”), our dealer manager, our advisor and other KBS-affiliated entities, entered into an errors and omissions and directors and officers liability insurance program where the lower tiers of such insurance coverage are shared. The cost of these lower tiers is allocated by our advisor and its insurance broker among each of the various entities covered by the program, and is billed directly to each entity. The allocation of these shared coverage costs is proportionate to the pricing by the insurance marketplace for the first tiers of directors and officers liability coverage purchased individually by each REIT. Our advisor’s and our dealer manager’s portion of the shared lower tiers’ cost is proportionate to the respective entities’ prior cost for the errors and omissions insurance. In June 2015, KBS Growth & Income REIT, Inc. (“KBS Growth & Income REIT”) was added to the insurance program at terms similar to those described above. KBS REIT I elected to cease participation in the program at the June 2017 renewal and obtained separate insurance coverage. At renewal in June 2018, we, along with KBS Strategic Opportunity REIT and KBS Legacy Partners Apartment REIT elected to cease participation in the program and obtain separate insurance coverage. We, together with KBS Strategic Opportunity REIT, entered into an errors and omissions and directors and officers liability insurance program where the lower tiers of such insurance coverage are shared. The cost of these lower tiers is allocated by our advisor and its insurance broker among each REIT covered by the program, and is billed directly to each REIT. The program is effective through June 30, 2019.

The conflicts committee believes that these arrangements with other KBS-affiliated entities are fair.

During the year ended December 31, 2016 and from January 1, 2017 through October 31, 2018, no other transactions occurred between us and KBS REIT I, KBS REIT II, KBS REIT III, KBS Strategic Opportunity REIT, KBS Legacy Partners Apartment REIT, KBS Growth & Income REIT, our dealer manager, our advisor or other KBS-affiliated entities.

Other Transactions. Our advisor has entered a sub-advisory agreement with STAM Europe (“STAM”), a real estate operating company based in Paris, France, pursuant to which STAM will provide real estate acquisition and portfolio management services to our advisor in connection with investments in Europe. For investments in Europe we make directly and for which our ownership interest is 100%, our advisor will compensate STAM for its services in sourcing and managing these investments from the fees it earns from us under the advisory agreement with us and we will pay STAM no additional compensation. We, along with our advisor, expect to enter a letter agreement with STAM that sets forth general compensation terms with respect to investments we make through STAM, other than through our direct investment in value added real estate and distressed debt in Europe (which are governed by the sub-advisory agreement between STAM and our advisor).

Currently Proposed Transactions. There are no currently proposed material transactions with related persons other than those covered by the terms of the agreements described above.

The conflicts committee has determined that the policies set forth in this Report of the Conflicts Committee are in the best interest of our stockholders because they provide us with the highest likelihood of achieving our investment objectives.

December 6, 2018	The Conflicts Committee of the Board of Directors:
Laurent Degryse (Chairman), John P. Joliet, and Kenneth G. Yee

The Special Committee

On August 10, 2017, the board of directors formed a special committee (the “Special Committee”) composed of Messrs. Degryse and Joliet, two of our independent directors, for the purpose of evaluating and addressing certain conflicts of interest and related risks associated with our consideration of certain strategic alternatives available to us. The Special Committee met seven times in 2017.

Nomination of Directors

General

We do not have a standing nominating committee. Unless otherwise provided by Maryland law, the board of directors is responsible for selecting its own nominees and recommending them for election by our stockholders, provided that the conflicts committee is responsible for nominating replacements for vacancies among our independent director positions. Unless filled by a vote of the stockholders as permitted by the Maryland General Corporation Law, a vacancy that results from the removal of a director will be filled by a vote of a majority of the remaining directors. Any vacancy on the board of directors for any other cause will be filled by a vote of a majority of the remaining directors, even if such majority vote is less than a quorum. The board of directors believes that the primary reason for creating a standing nominating committee is to ensure that candidates for independent director positions can be evaluated under a process free from conflicts of interest with us. Because nominations for vacancies in independent director positions are handled by a committee composed only of independent directors, the board of directors has determined that the creation of a standing nominating committee is not necessary. We do not have a charter that governs the director nomination process.

Board Membership Criteria

With respect to filling vacancies for independent director positions, the conflicts committee reviews the appropriate experience, skills and characteristics required of directors in the context of the then-current membership of the board of directors. The full board of directors annually conducts a similar review with respect to all director nominations. This assessment includes, in the context of the perceived needs of the board of directors at that time, issues of knowledge, experience, judgment and skills, such as an understanding of the real estate and real estate finance industries or accounting or financial management expertise. The board of directors seeks to nominate directors with diverse backgrounds, experiences and skill sets that complement each other so as to maximize the collective knowledge, experience, judgment and skills of the entire board of directors. The board of directors assesses its effectiveness in achieving this goal annually, in part, by reviewing the diversity of the skill sets of the directors and determining whether there are any deficiencies in the board of directors’ collective skill set that should be addressed in the nominating process. The board of directors made such an assessment in connection with director nominations for the annual meeting and determined that the proposed composition of the board of directors, based on the director nominees, satisfies its diversity objectives.

Other considerations in director nominations include the candidate’s independence from conflict with us and the ability of the candidate to attend board meetings regularly and to devote an appropriate amount of time in preparation for those meetings. It is also expected that independent directors nominated by the conflicts committee will be individuals who possess a reputation and hold positions or affiliations befitting a director of a large publicly held company and who are actively engaged in their occupations or professions or are otherwise regularly involved in the business, professional or academic community. Moreover, as required by our charter, at least one of our independent directors must have at least three years of relevant real estate experience, and each director who is not an independent director must have at least three years of relevant experience demonstrating the knowledge and experience required to successfully, manage and dispose of the types of assets we manage.

Selection of Directors

Unless otherwise provided by Maryland law, the board of directors is responsible for selecting its own nominees and recommending them for election by our stockholders, provided that the conflicts committee must nominate replacements for any vacancies among the independent director positions. All director nominees stand for election by our stockholders annually.

In nominating candidates for the board of directors, the board of directors (or the conflicts committee, as appropriate) solicits candidate recommendations from its own members and the management of KBS Capital Advisors. The board of directors and the conflicts committee may also engage the services of a search firm to assist in identifying potential director nominees.

The board of directors and the conflicts committee will consider recommendations made by stockholders for director nominees who meet the established director criteria set forth above. In order to be considered for nomination, recommendations made by stockholders must be submitted within the timeframe required to request a proposal to be included in the proxy materials. See “Stockholder Proposals” below. In evaluating the persons recommended as potential directors, the board of directors (or the conflicts committee, as appropriate) will consider each candidate without regard to the source of the recommendation and take into account those factors that they determine are relevant. Stockholders may directly nominate potential directors (without the recommendation of the board of directors or conflicts committee) by satisfying the procedural requirements for such nomination as provided in Article II, Section 2.12 of our bylaws. Any stockholder may request a copy of our bylaws free of charge by calling (866) 584-1381 and selecting “Option 2”.

Stockholder Communications with the Board of Directors

We have established a procedure for stockholders to communicate comments and concerns to the board of directors. Stockholders may contact the board of directors at the following address:

Board of Directors of KBS Strategic Opportunity REIT II, Inc.

800 Newport Center Drive, Suite 700

Newport Beach, California 92660

Stockholders should report any complaints or concerns regarding (1) suspected violations or concerns as to compliance with laws, regulations, our Code of Conduct and Ethics or other suspected wrongdoings affecting us or our properties or assets, or (2) any complaints or concerns regarding our accounting, internal accounting controls, auditing matters, or any concerns regarding any questionable accounting or auditing matters affecting us. Stockholders should report any such suspected violations or other complaints or concerns by any of the following means:

●	Via the Internet at kbssorii.ethicspoint.com;
●	By calling the toll free Ethics Hotline at (888) 329-6414; or
●	By mailing a description of the suspected violation or concern to:

Audit Committee Chair

c/o KBS Strategic Opportunity REIT II, Inc.

800 Newport Center Drive, Suite 700

Newport Beach, CA 92660

Reports made via the Ethics Hotline will be sent to our compliance officer, currently our advisor’s Chief Audit Executive, and the audit committee chair, provided that no person named in the report will receive the report directly.

Stockholders can also communicate directly with the Chairman of the Board at the annual meeting. Although we do not have a policy regarding the attendance of directors at annual meetings of stockholders, we expect that the Chairman of the Board will be present at all such meetings. All of our five directors were present at the 2017 annual meeting.

Executive Officers and Directors

We have provided below certain information about our executive officers and director nominees. All of our directors have terms expiring on the date of the annual meeting and the five individuals named below are being nominated for re-election to serve until the next annual meeting and until his successor is elected and qualified.

Name and Address(1)	Position(s)	Age(2)	Year First Became a Director
Keith D. Hall	Chief Executive Officer and Director	60	2013
Peter McMillan III	Chairman of the Board, President and Director	61	2013
Jeffrey K. Waldvogel	Chief Financial Officer, Treasurer, and Secretary	41	N/A
Stacie K. Yamane	Chief Accounting Officer	54	N/A
Kenneth G. Yee	Independent Director	59	2017
John P. Joliet	Independent Director	49	2017
Laurent Degryse	Independent Director	52	2014

(1)	The address of each named executive officer and director is 800 Newport Center Drive, Suite 700, Newport Beach, California 92660.

(2)	As of December 7, 2018.

Keith D. Hall is our Chief Executive Officer and one of our directors, positions he has held since our formation in February 2013. He is also Chief Executive Officer and a director of KBS Strategic Opportunity REIT, positions he has held since December 2008 and October 2008, respectively. He is also Executive Vice President of KBS REIT I, since June 2005, and previously served as Executive Vice President for KBS REIT II, from August 2007 through August 2018, KBS REIT III, from January 2010 through July 2018, and KBS Growth & Income REIT, from January 2015 through July 2017. Mr. Hall owns and controls a 50% interest in GKP Holding LLC. GKP Holding owns a 33 1/3% interest in KBS Holdings LLC, which is the sole owner of our advisor and our dealer manager. KBS Holdings is a sponsor of our company, KBS REIT I, KBS REIT II, KBS REIT III, KBS Strategic Opportunity REIT, KBS Legacy Partners Apartment REIT, KBS Growth & Income REIT, and KBS Growth & Income Investor Select Fund I, Inc. (“KBS Investor Select”) which were formed in 2013, 2005, 2007, 2009, 2008, 2009, 2015 and 2017, respectively. Mr. Hall is also a member of the investment committee formed by our advisor to evaluate and recommend new investment opportunities for us.

Mr. Hall is affiliated with Willowbrook Capital Group, LLC, an asset management company. Prior to commencing his affiliation with Willowbrook in 2000, Mr. Hall was a Managing Director at CS First Boston, where he managed the distribution strategy and business development for the Principal Transaction Group’s $18.0 billion real estate securities portfolio. Mr. Hall’s two primary business unit responsibilities were Mezzanine Lending and Commercial Real Estate Development. Before joining CS First Boston in 1996, he served as a Director in the Real Estate Products Group at Nomura Securities, with responsibility for the company’s $6.0 billion annual pipeline of fixed-income, commercial mortgage-backed securities. During the 1980s, Mr. Hall was a Senior Vice President in the High Yield Department of Drexel Burnham Lambert’s Beverly Hills office, where he was responsible for distribution of the group’s high-yield real estate securities. Mr. Hall received a Bachelor of Arts Degree with honors in Finance from California State University, Sacramento.

Our board of directors has concluded that Mr. Hall is qualified to serve as one of our directors for reasons including his expertise in the real estate finance markets and his expertise with real estate-related investments. With over 30 years of experience investing in and managing real estate-related investments, Mr. Hall has the depth and breadth of experience to implement our business strategy. As our Chief Executive Officer and as an executive officer and principal of our advisor, Mr. Hall is able to direct our board of directors to the critical issues facing our company.

Peter McMillan III is our President, the Chairman of the Board and one of our directors, positions he has held since our formation in February 2013. He is also President, Chairman of the Board and a director of KBS Strategic Opportunity REIT, positions he has held since December 2008. He is also a director of KBS REIT II, a position he has held since June 2005 and served as Executive Vice President, Treasurer and Secretary for KBS REIT II from August 2007 through August 2018. He also serves as an Executive Vice President, Treasurer, Secretary and director of KBS REIT I since June 2005. Previously he served in similar roles for KBS REIT III, from January 2010 through July 2018; and KBS Growth & Income REIT, from January 2015 through February 2017. He is Executive Vice President of KBS Legacy Partners Apartment REIT, a position he has held since August 2009. Mr. McMillan owns and controls a 50% interest in GKP Holding LLC. GKP Holding owns a 33 1/3% interest in KBS Holdings LLC, which is the sole owner of our advisor and our dealer manager. KBS Holdings is a sponsor of our company, KBS REIT I, KBS REIT II, KBS REIT III, KBS Strategic Opportunity REIT, KBS Legacy Partners Apartment REIT, KBS Growth & Income REIT and KBS Growth & Income Venture Fund, which were formed in 2013, 2005, 2007, 2009, 2008, 2009, 2015 and 2017, respectively. Mr. McMillan is also a member of the investment committee formed by our advisor to evaluate and recommend new investment opportunities for us.

Mr. McMillan is a Partner and co-owner of Temescal Canyon Partners LP, an investment advisor formed in 2013 to manage a multi-strategy hedge fund on behalf of investors. Mr. McMillan is also a co-founder and the Managing Partner of Willowbrook Capital Group, LLC, an asset management company. In addition, since November 2017, Mr. McMillan has served as Chairman and a director for Keppel-KBS US REIT Management Pte. Ltd., which is the manager of Keppel-KBS US REIT. Prior to forming Willowbrook in 2000, Mr. McMillan served as an Executive Vice President and Chief Investment Officer of SunAmerica Investments, Inc., which was later acquired by AIG. As Chief Investment Officer, he was responsible for over $75.0 billion in assets, including residential and commercial mortgage-backed securities, public and private investment grade and non-investment grade corporate bonds and commercial mortgage loans and real estate investments. Before joining SunAmerica in 1989, he served as Assistant Vice President for Aetna Life Insurance and Annuity Company with responsibility for the company’s $6.0 billion fixed income portfolios. Mr. McMillan received his Master of Business Administration in Finance from the Wharton

Graduate School of Business at the University of Pennsylvania and his Bachelor of Arts Degree with honors in Economics from Clark University. Mr. McMillan is a member of the board of directors of TCW Funds, Inc. and TCW Strategic Income Fund, Inc., is chairman of the board of trustees of TCW Alternative Funds and is a member of the board of trustees of Metropolitan West Funds.

Our board of directors has concluded that Mr. McMillan is qualified to serve as one of our directors and the Chairman of the Board for reasons including his expertise in real estate finance and with real estate-related investments. With over 30 years of experience investing in and managing real estate-related debt investments, Mr. McMillan offers insights and perspective with respect to our real estate-related investment portfolio as well as our real estate portfolio. As one of our executive officers and a principal of our advisor, Mr. McMillan is also able to direct our board of directors to the critical issues facing our company. Further, his experiences as a director of KBS REIT I, KBS REIT II, KBS REIT III, KBS Strategic Opportunity REIT, TCW Mutual Funds, TCW Alternative Funds and Metropolitan West Funds and as a former director of Steinway Musical Instruments, Inc. and KBS Growth & Income REIT provide him with an understanding of the requirements of serving on a public company board and qualify him to serve as the chairman of our board of directors.

Jeffrey K. Waldvogel is our Chief Financial Officer, Treasurer and Secretary, positions he has held since June 2015. He is also the Chief Financial Officer of our advisor, KBS REIT I, KBS REIT II and KBS REIT III, positions he has held for each of these entities since June 2015. He is also the Chief Financial Officer, Treasurer and Secretary of KBS Strategic Opportunity REIT and KBS Legacy Partners Apartment REIT, positions he has held since June 2015. He is also the Chief Financial Officer, Treasurer and Secretary of KBS Growth & Income REIT, positions he has held since June 2015, April 2017 and April 2017, respectively. Mr. Waldvogel also is Chief Financial Officer, Treasurer and Secretary of KBS Growth & Income Venture Fund, positions he has held since July 2017. Mr. Waldvogel is a member of the investment committee formed by our advisor to evaluate and recommend new investment opportunities for us.

Mr. Waldvogel has been employed by an affiliate of our advisor since November 2010. With respect to the KBS-sponsored REITs advised by KBS Capital Advisors, he served as the Director of Finance and Reporting from July 2012 to June 2015 and as the VP Controller Technical Accounting from November 2010 to July 2012. In these roles Mr. Waldvogel was responsible for overseeing internal and external financial reporting, valuation analysis, financial analysis, REIT compliance, debt compliance and reporting, and technical accounting.

Prior to joining an affiliate of our advisor in 2010, Mr. Waldvogel was an audit senior manager at Ernst & Young LLP. During his eight years at Ernst & Young LLP, where he worked from October 2002 to October 2010, Mr. Waldvogel performed or supervised various auditing engagements, including the audit of financial statements presented in accordance with GAAP, as well as financial statements prepared on a tax basis. These auditing engagements were for clients in a variety of industries, with a significant focus on clients in the real estate industry.

In April 2002, Mr. Waldvogel received a Master of Accountancy Degree and Bachelor of Science from Brigham Young University in Provo, Utah. Mr. Waldvogel is a Certified Public Accountant (California).

Stacie K. Yamane is our Chief Accounting Officer, a position she has held since our formation in February 2013. Ms. Yamane is also the Chief Accounting Officer, Portfolio Accounting of our advisor and Chief Accounting Officer of KBS REIT I, KBS REIT II, KBS REIT III, KBS Strategic Opportunity REIT, KBS Legacy Partners Apartment REIT, KBS Growth & Income REIT and KBS Growth & Income Venture Fund, positions she has held for these entities since October 2008, October 2008, October 2008, January 2010, August 2009, August 2009, January 2015 and July 2017, respectively. From July 2007 to December 2008, Ms. Yamane served as the Chief Financial Officer of KBS REIT II and from July 2007 to October 2008, she served as Controller of KBS REIT II; from October 2004 to October 2008, she served as Fund Controller of our advisor; from June 2005 to December 2008, she served as Chief Financial Officer of KBS REIT I; and from June 2005 to October 2008 she served as Controller of KBS REIT I.

Ms. Yamane also serves as Senior Vice President/Controller, Portfolio Accounting for KBS Realty Advisors LLC, a position she has held since 2004. She served as a Vice President/Portfolio Accounting with KBS-affiliated investment advisors from 1995 to 2004. At KBS Realty Advisors, from 2004 through 2015, Ms. Yamane was responsible for client accounting/reporting for two real estate portfolios. These portfolios consisted of industrial, office and retail properties as well as land parcels. Ms. Yamane worked closely with portfolio managers, asset managers, property managers and clients to ensure the completion of timely and accurate accounting, budgeting and financial reporting. In addition, she assisted in the supervision and management of KBS Realty Advisors’ accounting department.

Prior to joining an affiliate of our advisor in 1995, Ms. Yamane was an audit manager at Kenneth Leventhal & Company, a CPA firm specializing in real estate. During her eight years at Kenneth Leventhal & Company, Ms. Yamane performed or supervised a variety of auditing, accounting and consulting engagements including the audit of financial statements presented in accordance with GAAP, as well as financial statements presented on a cash and tax basis, the valuation of asset portfolios and the review and analysis of internal control systems. Her experiences with various KBS-affiliated entities and Kenneth Leventhal & Company give her almost 30 years of real estate experience.

Ms. Yamane received a Bachelor of Arts Degree in Business Administration with a dual concentration in Accounting and Management Information Systems from California State University, Fullerton. She is a Certified Public Accountant (inactive California).

John P. Joliet is one of our independent directors, a position he has held since August 2017. He has been a Partner at American Discovery Capital, an independent merchant banking firm focused on principal investments in leading family-owned and middle-market companies in selected high-growth sectors, since he founded the company in 2016. Prior to founding American Discovery Capital Mr. Joliet was a Partner and Managing Director at Moelis & Company where he was responsible for leading the firm’s global investment banking activities in the Enterprise Software sector. Prior to joining Moelis & Co., Mr. Joliet spent ten years at UBS Investment Bank where he was a Managing Director and Global Head of Software Investment Banking, as well as the Head of the Los Angeles office. Mr. Joliet began his investment banking career with Donaldson, Lufkin & Jenrette (“DLJ”), and remained with DLJ until its sale to Credit Suisse in 2000. Before he began his investment banking career, Mr. Joliet spent four years as a consultant with Coopers & Lybrand in Boston, London UK, and Chicago, and was licensed as a Certified Public Accountant.

Mr. Joliet studied at the University of Pennsylvania’s Wharton School and the Ross School of Business at the University of Michigan, where he earned a Bachelor of Business Administration. He earned a Master of Business Administration, with honors, from the University of Chicago’s Booth School of Business.

Our board of directors has concluded that Mr. Joliet is qualified to serve as one of our independent directors for reasons including his nearly 25 years as an investment banker and corporate finance consultant. With his strong back ground in mergers and acquisitions and capital markets, he is well-positioned to advise the board with respect to strategic alternatives.

Laurent Degryse is one of our independent directors, a position he has held since April 2014. Mr. Degryse has been involved in the real estate development industry for over 20 years with a focus on real estate activities in Belgium. For the past five years he has been self-employed and engaged in real estate development and venture capital activities. In 2002, Mr. Degryse founded Urbis Development, a real estate development company located in Luxemburg, and served as its Managing Director until, in 2008, it created a joint venture with another real estate company, Herpain SA, and became Herpain Urbis.

Since December 2007 he has also served as the Managing Director of Hunza Ventures and Managing Partner of Hunza Management, affiliated venture capital companies based in Luxembourg that invest in technology and life science projects. In connection with his position at Hunza Ventures, he serves as a member of the supervisory board of Hunza Ventures II SCA SICAR, a fund raised by Hunza Ventures that is investing and raising capital for venture investments; and from December 2007 through June 2012 he served as a member of the supervisory board of Hunza Ventures SCA SPF, a fund that raised and fully invested €15 million in 14 venture investments. Mr. Degryse also manages his own portfolio of investments in Europe, Asia and the United States.

In addition, Mr. Degryse has served as the chairman of the board of SoftKinetic International SA since 2008. He is currently a director of Herpain Urbis Retail (since 2008) and previously served as a director of Herpain Urbis (from 2007 – 2013) and Herpain Enterprise (from 2008 – 2013). Herpain Urbis Retail, Herpain Urbis and Herpain Enterprise are related companies with expertise in real estate development and construction for office, residential and commercial real estate in Belgium. In addition, from March 2007 through March 2012 he served as a member of the supervisory board of Urbis SCA. Mr. Degryse is a member of the board of trustees and member of the finance and the audit committee of MOCA, the Museum of Contemporary Art in Los Angeles, California. Mr. Degryse is a graduate of the Solvay Business School at the University of Brussels, Belgium where he received a Master in Business Engineering.

Our board of directors has concluded that Mr. Degryse is qualified to serve as one of our independent directors for reasons including his expertise in the real estate development business. With over 20 years of experience in the real estate industry, with a particular focus on investments in Belgium, Mr. Degryse offers insights and perspective with respect to our investment portfolio and our focus on European investment opportunities.

Kenneth G. Yee is one of our independent directors and is the chairman of the audit committee, positions he has held since April 2017 and May 2017, respectively. He is also an independent director and chairman of the audit committee of KBS Strategic Opportunity REIT, positions he has held since April 2017 and May 2017, respectively. Since 2000, Mr. Yee has been the President and Chief Executive Officer of Ridgecrest Capital, Inc., a real estate financial advisory services and structured finance firm. Mr. Yee previously served in the same positions for Ridgecrest Capital, Inc. from 1992 to 1997. From 2007 to June 2011, Mr. Yee was also the managing director of Cappello Capital Corp., where he was responsible for sourcing, evaluating, structuring and placing transactions relating to domestic and international real estate equity and debt, and small and middle market corporate capital raising and mergers and acquisitions. Mr. Yee served as Senior Vice President of Acquisitions for Imperial Credit Commercial Mortgage Investment Corp from 1998 to 1999. From 1990 to 1991, Mr. Yee served as Vice President and Controller for Secured Capital Corp. (now known as Eastdil Secured LLC, a division of Wells Fargo), a real estate advisory and investment banking firm. Prior to that, he was a Vice President at Drexel Burnham Lambert from 1987 to 1990. From 1986 to 1987, Mr. Yee was an associate consultant for Kenneth Leventhal & Company, a real estate consulting and public accounting firm. Mr. Yee was a financial analyst with Deseret Pacific Mortgage from 1985 to 1986 and he was a senior accountant with Ernst & Whinney, a public accounting firm, from 1982 to 1985.

Mr. Yee received Bachelor of Science in Business Administration, Master of Business Administration and Master of Business Taxation degrees from the University of Southern California. He also received a Master of Science in Real Estate Development degree from the Massachusetts Institute of Technology and a Juris Doctor degree from the University of California, Los Angeles. Mr. Yee is a Chartered Financial Analyst, a Certified Public Accountant, a licensed attorney and a licensed real estate broker.

Our board of directors has concluded that Mr. Yee is qualified to serve as one of our independent directors and the chairman of the audit committee for reasons including his expertise with respect to real estate equity and debt transactions and accounting matters. With almost 25 years of experience with real estate equity and debt transactions, Mr. Yee is well-positioned to advise our board with respect to potential investment opportunities and investment management. In addition, with over 30 years of experience as a Certified Public Accountant, Mr. Yee provides our board of directors with substantial expertise regarding real estate accounting and financial reporting matters.

Compensation of Executive Officers

Our executive officers do not receive compensation directly from us for services rendered to us. Our executive officers are officers and/or employees of, or hold an indirect ownership interest in, our advisor, and/or its affiliates, and our executive officers are compensated by these entities, in part, for their services to us. See “Report of the Conflicts Committee – Certain Transactions with Related Persons” for a discussion of the fees paid to our advisor and its affiliates.

Compensation of Directors

If a director is also one of our executive officers, we do not pay any compensation to that person for services rendered as a director. The amount and form of compensation payable to our independent directors for their service to us is determined by the conflicts committee, based upon recommendations from our advisor. Two of our executive officers, Messrs. Hall and McMillan, manage and control our advisor, and through our advisor, they are involved in recommending the compensation to be paid to our independent directors.

We have provided below certain information regarding compensation earned by or paid to our directors during fiscal year 2017.

Name	Fees Earned or Paid in Cash in 2017(1)	All Other Compensation	Total
John P. Joliet(2)	$46,199	$–	$46,199
Laurent Degryse	110,833	–	110,833
Kenneth G. Yee(3)	67,667	–	67,667
William M. Petak(4)	61,134	–	61,134
Michael L. Meyer (5)	41,280	–	41,280
Keith D. Hall(6)	–	–	–
Peter McMillan III(6)	–	–	–

(1)

Fees Earned or Paid in Cash in 2017 include meeting fees earned in: (i) 2016 but paid or reimbursed in 2017 as follows: Mr. Meyer $3,333, Mr. Petak $3,333, and Mr. Degryse $3,333; and (ii) 2017 but paid or to be paid in 2018 as follows: Mr. Joliet $5,333, Mr. Degryse $6,333, and Mr. Yee $3,333.

(2)	Mr. Joliet was appointed to serve as a director in August 2017.

(3)	Mr. Yee was appointed to serve as a director in April 2017.

(4)	Mr. Petak resigned as a director in August 2017.

(5)	Mr. Meyer decline to run for reelection at the 2017 annual meeting.

(6)	Directors who are also our executive officers do not receive compensation for services rendered as a director.

Cash Compensation

We compensate each of our independent directors with an annual retainer of $40,000. In addition, we pay our independent directors for attending board and committee meetings as follows:

●	$2,500 in cash for each board of directors meeting attended;
●	$2,500 in cash for each committee meeting attended, except that the committee chairman is paid $3,000 for each committee meeting attended;
●	$2,000 in cash for each teleconference board of directors meeting attended; and
●	$2,000 in cash for each teleconference committee meeting attended, except that the committee chairman is paid $3,000 for each teleconference committee meeting attended.

All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at board of directors meetings and committee meetings.

STOCK OWNERSHIP

The following table shows, as of December 7, 2018, the amount of our Class A and Class T common stock beneficially owned (unless otherwise indicated) by (1) any person who is known by us to be the beneficial owner of more than 5% of the outstanding shares of each of our Class A and Class T common stock, (2) our directors, (3) our executive officers, and (4) all of our directors and executive officers as a group.

Name and Address of Beneficial Owner of Class A and Class T Shares, as indicated (1)	Amount and Nature of Beneficial Ownership of Class A Shares	Percent of all Class A Shares	Amount and Nature of Beneficial Ownership of Class T Shares	Percent of all Class T Shares

John Joliet, Independent Director	–	–	–	–

Laurent Degryse, Independent Director	–	–	–	–

Kenneth G. Yee, Independent Director	–	–	–	–

Keith D. Hall, Chief Executive Officer and Director	332,244 (2)(3)	1.8%	–	–

Peter McMillan III, Chairman of the Board, President and Director	332,244 (2)(3)	1.8%	–	–

Jeffrey K. Waldvogel, Chief Financial Officer, Treasurer and Secretary	–	–	–	–

Stacie K. Yamane, Chief Accounting Officer	–	–	–	–

All directors and executive officers as a group	332,244 (2)(3)	1.8%	–	–

(1)	The address of each beneficial owner is 800 Newport Center Drive, Suite 700, Newport Beach, California 92660.

(2)	Includes 25,785 Class A shares owned by KBS Capital Advisors, which is indirectly owned and controlled by Messrs. Bren, Hall, McMillan and Schreiber. None of the shares is pledged as security.

(3)	Includes 306,459 Class A shares owned by Willowbrook Capital Group, an entity owned and controlled by Messrs. Hall and McMillan. None of the shares is pledged as security.

Section 16(a) Beneficial Ownership Reporting Compliance

Under U.S. securities laws, directors, executive officers, and any persons beneficially owning more than 10% of either our Class A or our Class T shares of common stock are required to report their initial ownership of the respective class of common stock and most changes in that ownership to the SEC. The SEC has designated specific due dates for these reports, and we are required to identify in this proxy statement those persons who did not file these reports when due. Based solely on our review of copies of the reports filed with the SEC and written representations of our directors and executive officers, we believe all persons subject to the Section 16 reporting requirements filed the reports on a timely basis in 2017 except that one report on Form 3 of Kenneth Yee, one of our independent directors appointed on April 4, 2017, was inadvertently filed late on April 18, 2017.

PROPOSAL 1. ELECTION OF DIRECTORS

At the annual meeting, you and the other stockholders will vote on the election of five members of the board of directors. Those persons elected will serve as directors until the next annual meeting and until their successors are duly elected and qualified. The board of directors has nominated the following people for re-election as directors:

● Keith D. Hall	● Peter McMillan III
● Kenneth G. Yee	● John P. Joliet
● Laurent Degryse

Each of the nominees for director is a current director. Detailed information on each nominee is provided under “Certain Information About Management – Executive Officers and Directors.”

Vote Required

Under our charter, a majority of the shares entitled to vote and present in person or by proxy at an annual meeting at which a quorum is present is required for the election of the directors. This means that, of the shares entitled to vote and present in person or by proxy at an annual meeting, a director nominee needs to receive affirmative votes from a majority of such shares in order to be elected to the board of directors. Because of this majority vote requirement, “withhold” votes will have the effect of a vote against each nominee for director. Broker non-votes, since they are not entitled to vote, will have no effect on the determination of this proposal. If an incumbent director nominee fails to receive the required number of votes for re-election, then under Maryland law, he or she will continue to serve as a “holdover” director until his or her successor is duly elected and qualified.

The appointed proxies will vote your shares of common stock as you instruct. If you submit a proxy card with no further instructions, the appointed proxies will vote your shares FOR all of the director nominees listed above. If any nominee becomes unable or unwilling to stand for re-election, the board of directors may reduce its size or designate a substitute. If a substitute is designated, proxies voting on the original nominee will be cast for the substituted nominee.

Whether or not you plan to attend the annual meeting and vote in person, we urge you to have your vote recorded. Stockholders have the following three options for submitting their votes by proxy: (1) via the Internet, (2) by telephone or (3) if you receive a paper copy of our proxy materials, by mail, using the paper proxy card. YOUR VOTE IS VERY IMPORTANT! Your immediate response will help avoid potential delays and may save us significant additional expenses associated with soliciting stockholder votes.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” ALL

NOMINEES LISTED FOR RE-ELECTION AS DIRECTORS.

PROPOSAL 2. RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

At the annual meeting, you and the other stockholders will vote on the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2018.

The audit committee has appointed Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2018.

During the year ended December 31, 2017, Ernst & Young LLP served as our independent registered public accounting firm and provided certain tax and other services. Ernst & Young LLP has served as our independent registered public accounting firm since our formation. The audit committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm. In making its determination regarding whether to appoint or retain a particular independent registered public accounting firm, the audit committee takes into account the opinions of management and our internal auditors in assessing the independent registered public accounting firm’s qualifications, performance and independence.

Although not required by law or our governance documents, we believe ratification of this appointment is good corporate practice because the audit of our books and records is a matter of importance to our stockholders. Even if the appointment of Ernst & Young LLP is ratified, the audit committee may, however, select a new independent registered public accounting firm at any time in the future in its discretion if it deems such decision to be in our best interest. Any such decision would be disclosed to our stockholders in accordance with applicable securities laws. If the appointment of Ernst & Young LLP is not ratified by our stockholders, the audit committee may consider whether it should appoint another independent registered public accounting firm.

Vote Required

Under our bylaws, a majority of the votes cast at an annual meeting at which a quorum is present is required for the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2018. Abstentions will not count as votes actually cast with respect to determining if a majority vote is obtained under our bylaws and will have no effect on the determination of this proposal.

The appointed proxies will vote your shares of common stock as you instruct. If you submit a proxy card with no further instructions, the appointed proxies will vote your shares FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2018.

Whether or not you plan to attend the annual meeting and vote in person, we urge you to have your vote recorded. Stockholders have the following three options for submitting their votes by proxy: (1) via the Internet, (2) by telephone or (3) if you receive a paper copy of our proxy materials, by mail, using the paper proxy card. YOUR VOTE IS VERY IMPORTANT! Your immediate response will help avoid potential delays and may save us significant additional expenses associated with soliciting stockholder votes.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE

“FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG

LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FOR THE YEAR ENDING DECEMBER 31, 2018.

STOCKHOLDER PROPOSALS

Any proposals by stockholders for inclusion in proxy solicitation material for the next annual meeting of stockholders must be received by our Secretary, Mr. Waldvogel, at our executive offices no later than August 19, 2020. However, if we hold the 2019 annual meeting before January 29, 2020 or after March 29, 2020, stockholders must submit proposals for inclusion in our next proxy statement within a reasonable time before we begin to print our proxy materials. The mailing address of our executive offices is 800 Newport Center Drive, Suite 700, Newport Beach, California 92660. If a stockholder wishes to present a proposal at the next annual meeting, whether or not the proposal is intended to be included in the next proxy materials, our bylaws require that the stockholder give advance written notice to our Secretary by September 18, 2020.

OTHER MATTERS

As of the date of this proxy statement, we know of no business that will be presented for consideration at the annual meeting other than the items referred to above. If any other matter is properly brought before the annual meeting for action by stockholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in accordance with the discretion of the proxy holder.

Appendix A

Capitalized terms used herein shall have the meaning set forth in our charter.

Independent Directors. The directors of the Corporation who are not associated and have not been associated within the last two years, directly or indirectly, with the Sponsor or Advisor of the Corporation.

(a) A director shall be deemed to be associated with the Sponsor or Advisor if he or she:

(i) owns an interest in the Sponsor, Advisor or any of their Affiliates;

(ii) is employed by the Sponsor, Advisor or any of their Affiliates;

(iii) is an officer or director of the Sponsor, Advisor or any of their Affiliates;

(iv) performs services, other than as a director, for the Corporation;

(v) is a director for more than three REITs organized by the Sponsor or advised by the Advisor; or

(vi) has any material business or professional relationship with the Sponsor, Advisor or any of their Affiliates.

(b) Consistent with (a)(v) above, serving as an independent director of or receiving independent director fees from or owning an interest in a REIT or other real estate program organized by the Sponsor or advised or managed by the Advisor or its Affiliates shall not, by itself, cause a director to be deemed associated with the Sponsor or the Advisor.

(c) For purposes of determining whether or not a business or professional relationship is material pursuant to (a)(vi) above, the annual gross revenue derived by the director from the Sponsor, Advisor and their Affiliates (excluding fees for serving as an independent director of the Corporation or other REIT or real estate program organized or advised or managed by the Advisor or its Affiliates) shall be deemed material per se if it exceeds 5% of the director’s:

(i) annual gross revenue, derived from all sources, during either of the last two years; or

(ii) net worth, on a fair market value basis.

(d) An indirect relationship shall include circumstances in which a director’s spouse, parent, child, sibling, mother- or father-in-law, son- or daughter-in-law or brother- or sister-in-law is or has been associated with the Sponsor, Advisor any of their Affiliates or the Corporation.

A-1

SCAN TO VIEW MATERIALS & VOTE w C/O DST SYSTEMS, INC. P.O. BOX 219015 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above. KANSAS CITY, MO 64121 Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. If you vote by Internet you do not have to return your proxy card. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. If you vote by phone you do not have to return your proxy card. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E53536-P15850 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY KBS STRATEGIC OPPORTUNITY REIT II, INC. For Withhold For All *To Withhold authority to vote for any individual All All Except nominee(s), mark the “For All Except” box and write The Board of Directors recommends a vote FOR all the number of the nominee(s) on the line below. nominees listed in Proposal 1. 1. Election of Directors ! ! ! 01) Keith D. Hall 02) Peter McMillan III 03) Laurent Degryse 04) John P. Joliet 05) Kenneth G. Yee The Board of Directors recommends a vote FOR Proposal 2 as described in the proxy statement. For Against Abstain 2. The ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm for the year ending ! ! ! December 31, 2018. Please sign exactly as your name appears on this proxy card. When shares of common stock are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by general partner or other authorized person. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS KBS STRATEGIC OPPORTUNITY REIT II, INC. Thursday, February 28, 2019 9:00 a.m. Pacific At Offices of KBS 800 Newport Center Drive, First Floor, Suite 140 Conference Center Newport Beach, California 92660 Your Vote is Important! E53537-P15850 KBS Strategic Opportunity REIT II, Inc. 800 NEWPORT CENTER DRIVE • FIRST FLOOR • SUITE 140 CONFERENCE CENTER NEWPORT BEACH • CALIFORNIA 92660 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned stockholder hereby appoints Keith D. Hall, Peter McMillan III, Jeffrey K. Waldvogel and Stacie K. Yamane, and each of them, as proxy and attorney-in-fact, each with the power to appoint his or her substitute, on behalf and in the name of the undersigned, to represent the undersigned at the annual meeting of stockholders of KBS STRATEGIC OPPORTUNITY REIT II, INC. to be held on February 28, 2019, and at any adjournments or postponements thereof, and to vote all shares of common stock that the undersigned would be entitled to vote if personally present, as indicated on the reverse side of this card. The undersigned acknowledges receipt of the notice of annual meeting of stockholders, the proxy statement and the annual report. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted “FOR” all nominees listed in Proposal 1 and “FOR” Proposal 2. The proxies are authorized to vote upon such other matters as may properly come before the annual meeting or any adjournments or postponements thereof in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in their discretion, including, but not limited to, the power and authority to adjourn or postpone the annual meeting to a date not more than 120 days after the record date in the event that a quorum is not obtained by the February 28, 2019 meeting date. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders: The following materials are available at www.proxyvote.com: Notice and Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2017.

YOUR VOTE IS CRITICAL. PLEASE SUBMIT YOUR PROXY VOTE PROMPTLY. Reduce corporate expenses by submitting your vote by Internet at www.proxyvote.com or by calling the toll free number on the voting form included in the enclosed materials.

Read Enclosed Materials
Enclosed is the following information for the 2018 Annual Meeting of Stockholders:
• 2017 Annual Report
• Proxy Statement that describes the proposals to be voted upon
• Voting form for each registration*

* You may have more than one voting form included in your packet because you have multiple registrations. Please be sure to vote all proxies in your packet.

Vote by Mail
Mark, sign and date your voting form and return it in the postage-paid return envelope.

or Vote by Telephone*
Please call the toll free number listed on your voting form. Have your control number listed on the voting form ready and follow the simple instructions or Vote by Internet*
Visit www.proxyvote.com and follow the online instructions to cast your vote. Your control number is located on the voting form.

* If you voted by telephone or the Internet, you do not need to mail back the voting form.

For Assistance
If you have any questions or need assistance with completing your voting form, please call our proxy solicitor, Broadridge Financial Solutions, Inc., at (844) 858-7384. Representatives are available Monday through Friday 9:00 a.m. to 10:00 p.m. (Eastern).

Thank you!

We appreciate your participation and support. Again, please be sure to vote!